Exhibit 23.1

[DKM Certified Public Accountants Logo]              2451 N. McMullen Booth Road
                                                     Suite.308
                                                     Clearwater, FL 33759
                                                     855.334.0934 Toll fee


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this amended Form S-1 of our audit report dated May 23, 2014 relative to the financial statements of Uni Line Corp. as of February 28, 2014 and for the period from inception (September 5, 2013) through February 28, 2014.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.



/s/ DKM Certified Public Accountants
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DKM Certified Public Accountants
Clearwater, Florida
July 24, 2014